UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

October 16, 2013
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

Beginning in the third quarter of 2013 and in conjunction with management’s efforts to accelerate the development and commercialization of subsea boosting technology for subsea markets, FMC Technologies, Inc. (the “Company”) will report the results of direct drive systems technology development within our Subsea Technologies reporting segment. This change will be reflected on a retrospective basis in accordance with generally accepted accounting principles.

The Company is issuing this Current Report on Form 8-K in order to provide investors with historical financial information on a basis that is consistent with the movement of direct drive systems technology into Subsea Technologies. The schedules in Exhibit 99.1 provide unaudited segment reporting for the previously reported quarters in 2013 and the quarters and year ended in 2012.

This information in no way revises or restates the Company’s consolidated statements of income, consolidated statements of comprehensive income, consolidated balance sheets, consolidated statements of cash flows, or consolidated statements of changes in stockholder’s equity for any period.

Item 9.01    Financial Statements and Exhibits

Exhibit No.    Description

99.1
FMC Technologies, Inc. and Consolidated Subsidiaries Business Segment Data (unaudited) - segment revenue and segment operating profit for the quarters ended in 2013 (unaudited) and segment revenue and segment operating profit for the quarters and year ended in 2012 (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Maryann T. Seaman
Dated: October 16, 2013	Name: Maryann T. Seaman
Title: Senior Vice President and Chief Financial Officer